UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2H1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On June 14, 2021 (the “Closing Date”), Cronos USA Holdings Inc., a Delaware corporation (“Cronos USA”), and a wholly owned subsidiary of Cronos Group Inc. (“Cronos Group”), entered into an Option Purchase Agreement (the “Option Purchase Agreement”) with PharmaCann Inc., a Delaware corporation (“PharmaCann”).
Pursuant to, and simultaneously with the entry into, the Option Purchase Agreement, Cronos USA purchased an option to acquire 473,787 shares of Class A Common Stock of PharmaCann, representing approximately 10.5% of PharmaCann’s issued and outstanding capital stock on a fully diluted basis (after giving effect to the Option Purchase Agreement), for an aggregate purchase price of approximately $110.4 million, which will be paid directly to the stockholders of PharmaCann through a paying agent (the “Option”). The Option is exercisable at $0.0001 per share and the number of shares issuable under the Option is subject to certain anti-dilution adjustments pursuant to the terms of the Option. Cronos USA and PharmaCann have agreed to representations and warranties in the Option Purchase Agreement that are customary for a transaction of this type.
Michael Gorenstein, Executive Chairman of Cronos Group, and Jason Adler, a director of Cronos Group, each hold an indirect interest in PharmaCann by way of their interest in a fund affiliated with Gotham Green Partners, which is a stockholder of PharmaCann. A special committee composed entirely of independent directors of Cronos Group was formed to evaluate and make recommendations to the board of directors of Cronos Group with respect to this transaction and other opportunities in the U.S.
This transaction has been approved by the board of directors of PharmaCann (the “PharmaCann Board”), the requisite PharmaCann shareholders and the Cronos Group board of directors (other than Mr. Gorenstein and Mr. Adler) following the unanimous recommendation of the special committee of independent directors.
Conditions to Exercise
Subject to the terms and conditions set forth in the Option and the Option Purchase Agreement, exercise of the Option is conditioned upon the parties obtaining (i) antitrust clearances and approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and non-U.S. antitrust laws to the extent required in connection with the exercise, as well as approval of the Toronto Stock Exchange, and (ii) required state regulatory approvals in the states in which PharmaCann then operates (the “State Regulatory Approvals”). Cronos USA will consider various factors prior to exercising the Option, including, among others, the status of state and federal cannabis legislation, as well as the State Regulatory Approvals that may be required at the time of exercise and Cronos Group’s existing contractual obligations, including, without limitation, its obligations under that certain investor rights agreement with Altria Group, Inc., dated as of March 8, 2019 (the “Altria IRA”).
Transfer Restrictions
For a period (the “Initial Transfer Period”) beginning on the Closing Date and ending on either (i) December 31, 2021, if an initial public offering of PharmaCann (an “IPO”) has not been consummated as of such date, or (ii) if an IPO has been consummated by December 31, 2021, the date that is six months from the date of such IPO, Cronos USA may not transfer all or any portion of the Option, any shares issued upon exercise of the Option and any other capital stock of PharmaCann held by Cronos USA to any person other than a Permitted Transferee (as defined in the Option Purchase Agreement) without PharmaCann’s prior consent, which consent cannot be unreasonably withheld, conditioned or delayed. Following the Initial Transfer Period, such securities may be transferred by Cronos USA without PharmaCann’s prior consent, subject to certain other limitations set forth in the Option Purchase Agreement.
Lock-Up
Following an IPO, if any holders of PharmaCann’s common stock are subject to a lock-up period imposed by the underwriter in connection with such IPO, Purchaser (as defined in the Option Purchase Agreement) will be subject to a lock-up agreement on the same material terms and conditions as any such holders of common stock are subject to, except that the duration of the lock-up period imposed on such Purchaser will be for the lesser of (i) the remaining duration of the longest lock-up period still in effect with respect to any such holders of PharmaCann’s common stock, and (ii) six months from the date of such IPO.
Preemptive Right, Board Observer Right and Information Right
Pursuant to the Option Purchase Agreement, after the Closing Date, subject to certain exceptions, (i) for so long as the Option is issued and outstanding, Purchaser will be entitled to a customary preemptive right (the “Preemptive Right”) to purchase up to its pro rata portion of new securities issued by PharmaCann, provided that the Preemptive Right will terminate if (A) Purchaser transfers all or any portion of the Option, any shares issued upon exercise of the Option and any other capital stock of PharmaCann held by such Purchaser (collectively, the “Securities”) to any person that is not a Permitted Transferee, or (B) such Purchaser has failed to exercise at least 50% of its pro rata portion in connection with its Preemptive Right more than once following the federal legalization of cannabis, (ii) prior to the exercise of the Option, Purchaser may designate a non-voting observer to the PharmaCann Board (such right, the “Board Observer Right”), provided that (A) the Securities held by Purchaser (assuming exercise of all of Purchaser’s Option) represent at least 6% of the outstanding common stock of PharmaCann, or (B) Purchaser has not transferred all or any portion of the Securities to any person that is not a Permitted Transferee, and (iii) for so long as (A) any portion of the Option remains exercisable and (B) PharmaCann is not a public reporting company under the Securities Exchange Act of 1934, Purchaser will be entitled to access to certain financial, operational and other information of PharmaCann (the “Information Right”).
The Preemptive Right, Board Observer Right and Information Right will immediately terminate if Cronos USA transfers less than all of the Option to any transferee that is not a Permitted Transferee, other than a transfer made in connection with a Final Disqualification (as defined below).
Regulatory Divestiture
In the event that a state governmental entity indicates or determines that the investment in PharmaCann by any Purchaser or any of such Purchaser’s equityholders would, or potentially would, violate any state cannabis law and result in any enforcement action (including a fine) against any cannabis license held by PharmaCann or any of its subsidiaries if PharmaCann continues to seek approval for such investment after such indication and/or determination, or risk the loss of any cannabis license held by PharmaCann or any of its subsidiaries or materially adversely affect the likelihood of PharmaCann receiving any cannabis license for which PharmaCann or any of its subsidiaries has submitted an application which remains pending (a “Disqualification”), the parties must cooperate in good faith to cure such Disqualification. If the cooperative efforts do not cure such Disqualification and a governmental entity has determined that the investment causing the Disqualification will violate a state cannabis law, and as a result would be reasonably likely to adversely impact, in any material respect, (i) any then-active cannabis license held by PharmaCann or any of its subsidiaries or (ii) the likelihood of PharmaCann receiving any cannabis license for which PharmaCann or any of its subsidiaries has submitted an application which remains pending (a “Final Disqualification”), then Purchaser must transfer such portion of the Securities subject to such Final Disqualification to an affiliate of Purchaser that is not subject to such Final Disqualification, or promptly disassociate from such equityholder, as applicable, to cure the Final Disqualification.
Following the applicable time period set forth in the Option Purchase Agreement, if Purchaser has not cured the Final Disqualification to the satisfaction of the state governmental entity, then: (i) in the case of Cronos USA or a Permitted Transferee, Cronos USA or its Permitted Transferee may, within 60 days following the Disqualification Date (as defined under the Option Purchase Agreement), elect to transfer a portion of the Securities sufficient to avoid the Final Disqualification to any unaffiliated third party who is not a competitor of PharmaCann, in which case, among other things, (a) the Preemptive Right will be provided to such transferee, and (b) the Preemptive Right, Board Observer Right and Information Right will not be terminated solely as a result of such transfer unless Cronos USA or its Permitted Transferee, as applicable, holds no Securities following such transfer; and (ii) if the above-described transfer is not consummated during the 60-day period, or in the case of any Purchaser other than Cronos USA, PharmaCann will, to the extent permitted by applicable law, repurchase such portion of the Securities from the Purchaser at a per share purchase price equal to the lesser of (A) $233.00 or (B) the fair market value of the shares, at PharmaCann’s election, with cash or by issuance of a promissory note, at the applicable price set forth in the

Option Purchase Agreement, provided that any cash or payment to be made pursuant to a promissory note must be from a source of funds in compliance with all applicable laws (including anti-money laundering laws and the Controlled Substances Act of the United States, 21 U.S.C. § 801 et seq. (the “Controlled Substances Act”)). Unless the Purchaser holds no Securities following such repurchase, the Information Right, Preemptive Right and Board Observer Right of Cronos USA or its Permitted Transferee will not be terminated solely as a result of such repurchase.
Fundamental Transaction
In the event of a Fundamental Transaction (as defined in the Option), the holder of the Option will receive the amount of equity interests of the successor or acquiring person or of PharmaCann if it is the surviving entity (the “Surviving Entity”), and/or any other consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Option is exercisable immediately prior to such event, in each case, less the applicable aggregate exercise price for the Option. In the event that all or a portion of the Alternate Consideration is comprised of equity interests of the Surviving Entity, and the federal legalization of cannabis has not yet occurred, PharmaCann must undertake reasonable commercial efforts to convert the Option (or a portion of the Option representing such portion of the Alternate Consideration that is equity interests) to an option of the Surviving Entity under substantially similar terms (the “Rollover Option”), provided that the holder of such Rollover Option will not be entitled to the Information Right (with limited exceptions), Preemptive Right or Board Observer Right. If the Option is not successfully so converted, or if all or a portion of the Alternate Consideration is cash (such Alternate Consideration or such cash portion of the Alternate Consideration, the “Cash Alternate Consideration”), the holder of the Option may, from receipt of notice from PharmaCann of the Fundamental Transaction until the date on which such Fundamental Transaction is consummated, subject to certain confidentiality obligations, transfer all or a portion of the Option to any person, which, upon exercise, will entitle the transferee to receive the Cash Alternate Consideration.
Standstill
At all times until six months after when Purchaser beneficially owns less than 6% of the outstanding common stock of PharmaCann, unless with the prior consent of the PharmaCann Board or PharmaCann’s representatives, Purchaser will be subject to a customary standstill provision which restricts Purchaser from, among other things and subject to certain exceptions, affecting any acquisition or sale of securities of PharmaCann, any tender or exchange offer or any other change of control transactions of PharmaCann, provided that (i) Cronos USA may acquire up to an aggregate of 25% of the issued and outstanding common stock of PharmaCann, and (ii) Cronos USA and its affiliates and representatives are permitted to make private acquisition proposals or related communications to PharmaCann, the PharmaCann Board or any of their respective representatives.
Investor Rights Agreement
Upon exercise of the Option, as long as a Purchaser is still entitled to the Preemptive Right under the Option Purchase Agreement, PharmaCann and such Purchaser will enter into an investor rights agreement in a form substantially agreed to by PharmaCann and Cronos USA (the “Investor Rights Agreement”), which will provide, among other things, that, if immediately following the exercise of the Option, Purchaser beneficially owns at least 10% of the outstanding capital stock of PharmaCann, Purchaser may appoint or nominate for election to the PharmaCann Board: (i) one director, so long as Purchaser (A) beneficially owns at least 10% of the outstanding capital stock of PharmaCann or (B) beneficially owns at least 6% of the outstanding capital stock of PharmaCann and has not transferred any shares of capital stock issued to Purchaser upon exercise of the Option to any person that is not a Permitted Transferee or to a competitor; or (ii) up to two directors if and for so long as the ratio of the shares of capital stock owned of record by Purchaser, when compared to the total number of issued and outstanding shares of capital stock of PharmaCann, is greater than or equal to the ratio of one compared to the total number of members of the PharmaCann Board. The Investor Rights Agreement will also provide the Preemptive Right to Purchaser.

The Investor Rights Agreement will terminate immediately in the event that Purchaser transfers less than all of the shares of capital stock issued to Purchaser upon exercise of the Option to any person that is not a Permitted Transferee, other than a transfer made in connection with a Final Disqualification.
Registration Rights Agreement
Upon exercise of the Option, PharmaCann and Purchaser will enter into a registration rights agreement in a form substantially agreed to by PharmaCann and Cronos USA, pursuant to which Purchaser will be provided with, among other things, customary demand registration rights in the event that PharmaCann becomes a public reporting company under the Securities Exchange Act of 1934.
Commercial Arrangement
Cronos USA and PharmaCann agree to use commercially reasonable efforts to enter into certain commercial agreements on the terms set forth in an exhibit to the Option Purchase Agreement (the “Commercial Arrangement Terms”) and other customary terms, which will take effect at Cronos USA’s election, provided that PharmaCann will not be required to offer to Cronos USA the Commercial Arrangement Terms if Cronos USA (i) transfers any Securities to any person that is not a Permitted Transferee (excluding any transfer made in connection with a Final Disqualification) or (ii) fails to exercise at least 50% of its pro rata portion in connection with the Preemptive Rights more than once following the federal legalization of cannabis. Cronos USA will consider various factors prior to exercising the Option, including, among others, the status of state and federal cannabis legalization at the time of exercise, the State Regulatory Approvals that may be required at the time of exercise and Cronos Group’s existing contractual obligations, including, without limitation, its obligations under the Altria IRA. Such commercial agreements would permit each party to offer its products through either party’s distribution channels.
The descriptions of the Option Purchase Agreement and the Option herein do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Option Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1, and the Option, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.2, and each is incorporated into this Current Report on Form 8-K by reference in its entirety. The Option Purchase Agreement and the Option have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual or disclosure information about Cronos USA or PharmaCann or any other parties to the Option Purchase Agreement. In particular, the assertions embodied in the representations and warranties contained in the Option Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Option Purchase Agreement. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties in the Option Purchase Agreement and were used for the purpose of allocating risk between the parties rather than establishing matters as facts. The Option Purchase Agreement contains representations, warranties and covenants by the parties to the Option Purchase Agreement, and those representations, warranties and covenants may apply standards of materiality in a way that is different from what may be viewed as material to the reader or other investors. Accordingly, investors should not rely on the representations, warranties and covenants in the Option Purchase Agreement, or any description thereof, as characterizations of the actual state of facts or conditions. Investors should review the Option Purchase Agreement and the Option, or any descriptions thereof, not in isolation, but only in conjunction with the other information about Cronos USA that it includes in reports, statements and other filings it makes with the Securities and Exchange Commission (the “SEC”).
Cautionary Statements Regarding Forward-Looking Statements
This Current Report on Form 8-K contains information that may constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws (collectively, “Forward-looking Statements”). All information contained herein that is not clearly historical in nature or that necessarily depends on future or subsequent events may constitute Forward-looking Statements. In some cases, Forward-looking Statements can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “plan”, “anticipate”, “intend”, “potential”, “estimate”, “believe” or the negative of these terms, or other similar words, expressions or phrases intended to identify Forward-looking Statements. Some of the Forward-looking Statements contained in this Current Report on Form 8-K include Cronos Group’s intention to build an international iconic brand portfolio and develop disruptive intellectual property. Forward-looking Statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive risks, financial results, results, performance or achievements expressed or implied by those Forward-looking Statements. Actual results may differ materially from current expectations because of risks associated with, among other things: (i) uncertainties as to Cronos Group’s consideration and/or ability to exercise the Option, including the status and future development, if any, of federal legalization of cannabis in the U.S.; (ii) uncertainties as to Cronos Group’s anticipated benefits of this transaction and assumptions as to the timing of exercise of the Option; (iii) possibilities that the various conditions to Cronos Group’s exercise of the Option may not be satisfied, including, without limitation, the State Regulatory Approvals that may be required prior to the exercise of the Option and the possibility that a governmental entity may prohibit, delay or refuse to grant any State Regulatory Approval in connection with the exercise of the Option; (iv) changes in U.S. federal laws regarding the production, cultivation, extraction, distribution, transportation, processing, or possession of marijuana, including, without limitation, the Controlled Substances Act; (v) assuming all conditions to exercise the Option are satisfied, possibilities that the exercise of the Option may involve unexpected costs; (vi) possibilities that the industry in which PharmaCann and its subsidiaries operates may be subject to future risks, including regulatory and license risks; (vii) responses of employees, customers, suppliers, business partners, regulators, markets and the public to the announcement of this transaction and, if applicable, in connection with the exercise of the Option; and (viii) other expectations and assumptions concerning the transactions contemplated between Cronos Group and PharmaCann. While the list of factors presented here is representative, no list should be considered a statement of all potential risks, uncertainties or assumptions that could have a material adverse effect on Cronos Group’s consolidated financial condition or results of operations. Investors are cautioned that Forward-looking Statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Cronos Group, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the Forward-looking Statements. Forward-looking Statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors, including those discussed in Cronos Group’s Annual Report on Form 10-K for the year ended December 31, 2020, and Cronos Group’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, both of which have been filed on SEDAR and EDGAR and can be accessed at www.sedar.com and www.sec.gov/edgar, respectively. Any Forward-looking Statement included in this Current Report on Form 8-K is made as of the date of this Current Report on Form 8-K and, except as required by law, Cronos Group disclaims any obligation or intention to update or revise any Forward-looking Statement. Investors are cautioned not to put undue reliance on any Forward-looking Statement.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
2.1*	Option Purchase Agreement, dated June 14, 2021, by and between Cronos USA Holdings Inc. and PharmaCann Inc.
2.2	Option, dated June 14, 2021, issued by PharmaCann Inc. to Cronos USA Holdings Inc.
104	Cover Page Interactive Data File – The cover page from Cronos Group Inc.’s Current Report on Form 8-K filed on June 15, 2021 is formatted in Inline XBRL.
________________________
*    Certain schedules (or similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted schedule or other attachment to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: June 15, 2021	By:	/s/ Kurt Schmidt
Name: Kurt Schmidt
Title: President and Chief Executive Officer